                       KANSAS CITY POWER & LIGHT COMPANY

             Proxy for Annual Meeting of Shareholders, May 22, 1996

    The undersigned hereby appoints A. D. Jennings, J. S. Latz, and J. J. DeStefano, and each or any of them, proxies for the undersigned, with power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders on May 22, 1996, and any adjournment or adjournments thereof, on the following matters, and in their discretion upon such other matters as may properly come before the meeting.

    The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given when the duly signed Proxy is returned, such shares will be voted FOR each of the proposals.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

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        KANSAS CITY POWER & LIGHT COMPANY

                                 ANNUAL
                                 MEETING OF
                                 SHAREHOLDERS

                                 MAY 22, 1996, 10:00 A.M.
                                 NELSON-ATKINS MUSEUM OF ART
                                 4525 OAK STREET
                                 KANSAS CITY, MISSOURI
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KANSAS CITY POWER & LIGHT COMPANY
PROXY AND VOTING INSTRUCTION CARD
The Board of Directors recommends a vote FOR each of the following proposals. Please mark your votes as in this example. / /

1.         Approval of Merger with          / / FOR    / / AGAINST  / / ABSTAIN
           Utilicorp United, Inc.
2.         Approval of Newco Stock          / / FOR    / / AGAINST  / / ABSTAIN
           Incentive Plan.
3.         Approval of Newco Management     / / FOR    / / AGAINST  / / ABSTAIN
           Incentive Plan.

4.         Election of Directors:        FOR all Nominees    WITHHOLD AUTHORITY to
           D.L. Bodde, W.H. Clark,       (except as marked   vote for all nominees
           R.J. Dineen                    to the contrary
           A.J. Doyle, W.T. Grant II,         below)                  / /
           A.D. Jennings                        / /
           G.E. Nettels, Jr., L.H.
           Talbott, R.H. West
WITHHELD for the following nominee(s) only:
write name(s):

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

5.         Appointment of Coopers & Lybrand   / / FOR    / / AGAINST   / / ABSTAIN
           as Independent Public Accountants
           for 1996.

           --------------------------------------------------------    ------------
           Signature                                                   Date

           --------------------------------------------------------    ------------
           Signature                                                   Date

           Please sign exactly as name(s)  is(are) printed hereon. When signing  as attorney,  administrator, executor, guardian or trustee, please add your title as such.  If stock  is held jointly,  each party  should sign.  If signature  is  for a  corporation, please  sign  full corporate  name by authorized officer.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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                         (Instructions on Reverse Side)
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YOUR VOTE IS IMPORTANT TO US!

To ensure that your proxy is properly executed and counted, be sure to MARK YOUR VOTE, DATE, AND SIGN IN THE SPACE PROVIDED ABOVE (exactly as your name(s) appears on this form). Tear off at perforation and mail the completed card with signature(s) in the enclosed reply envelope to:

                    UMB BANK NA
                    P.O. BOX 419882
                    KANSAS CITY, MO 64179-0578